FORBEARANCE AGREEMENT

     THIS FORBEARANCE AGREEMENT (this "Agreement") is made as of June 2, 1997 by and between COURTYARDS OF KENDALL LIMITED PARTNERSHIP, an Illinois limited partnership ("Borrower"), and AETNA LIFE INSURANCE COMPANY, a Connecticut corporation ("Aetna").

                                  BACKGROUND:

     A. Aetna is the holder of a Renewal Mortgage Note from Borrower in the original principal amount of $10,250,000.00 dated September 14, 1988 (the "Original Renewal Note"). The Original Renewal Note was amended and restated pursuant to the terms of a Renewal Promissory Note from Borrower in the original principal amount of $9,603,527.59 dated May 29, 1992 (the "Second Renewal Note").

     B. The Original Renewal Note and the Second Renewal Note are secured by, among other things, a (i) Mortgage and Security Agreement dated March 8, 1984 and recorded in Official Records Book 12085 at Page 2143 of the Public Records of Dade County, Florida ("Official Records"), an Assignment of Rents and Leases recorded in Official Records Book 12085 at Page 2173 and a Florida Mortgage and Security Agreement dated September 14, 1988 and recorded in Official Records Book 13826 at Page 760, all as consolidated, modified and renewed by a Consolidation, Modification and Extension Agreement dated September 14, 1988 and recorded in Official Records Book 13826 at Page 797 (collectively, as modified, the "Mortgage"), which Mortgage encumbers certain property described therein (the "Property"), and (ii) an Assignment of Rents and Leases dated September 14, 1988 and recorded in the Official Records Book 13826 at Page 845 (as modified, the "Assignment").

     C. The Mortgage and the Assignment were each modified pursuant to the terms of a Modification of Mortgage and Assignment of Rents and Leases dated May 29, 1992 and recorded in the Official Records Book 15554 at Page 3118 (the "1992 Modification").

     D. The Original Renewal Note, the Second Renewal Note, the Mortgage, the Assignment, the 1992 Modification and every other document or instrument executed in connection with the indebtedness evidenced by the Original Renewal Note and the Second Renewal Note are collectively referred to in this Agreement as the "Loan Documents."

     E. Borrower has notified Aetna that Borrower will not be in a position to pay the Second Renewal Note in full upon the June 1, 1997 maturity of the Second Renewal Note. Aetna understands that Borrower is pursuing a sale of the Property, and Borrower has requested that Aetna agree to temporarily forbear from the immediate enforcement of its rights and remedies as a result of Borrower's failure to pay the Second Renewal Note in full upon maturity to allow Borrower time to consummate said sale.

     NOW, THEREFORE, in consideration of the terms of this Agreement, and for other good and valuable consideration, the parties hereto hereby agree as follows:

     1.   Payments.   (a) By June 2, 1997, Borrower shall pay to Aetna (i)
$83,905.70, representing a pre-maturity installment of principal and interest pursuant to the terms of the Second Renewal Note, plus (ii) $225,000.00, representing payment of Contingent Interest, as defined in and due and owing pursuant to the Second Renewal Note, plus (iii) $43,682.07, representing interest on the outstanding principal balance of the Second Renewal Note (assuming payment of the amount specified in subsection (i) above) calculated for the period of June 1, 1997 through June 30, 1997 at the default rate of interest specified in the Second Renewal Note, plus (iv) $1,250.00, representing reimbursement of Aetna's costs and expenses incurred in connection with this Agreement, including, without limitation, legal fees incurred by Aetna through the date of this Agreement.

          (b) Payment of the foregoing amounts shall be tendered to Aetna on or before June 2, 1997 via wire transfer pursuant to the wire instructions attached hereto as Exhibit A.

     2.   Indebtedness.   Borrower acknowledges and agrees that as of May 28,
1997, the outstanding principal balance due and owing under the Loan Documents is $8,751,040.33, together with (i) accrued but unpaid interest calculated as the contract rate set forth in the Loan Documents, (ii) default interest as reserved under the Loan Documents, (iii) late charges as reserved under the Loan Documents, and (iv) unreimbursed costs of collection as reserved under the Loan Documents, including, without limitation, attorneys' fees and expenses and fees and expenses of other professionals retained by Aetna in connection with the administration and collection of the indebtedness evidenced by the Loan Documents.

     3.   Loan Documents.   Borrower acknowledges and agrees that the Loan
Documents are the legal, valid and binding obligations of Borrower, and are enforceable in accordance with their terms. Each of the Loan Documents are hereby ratified and confirmed by Borrower and every provision, covenant, condition, duty, obligation, right and power contained in and under each of the Loan Documents shall continue in full force and effect, subject to the terms and provisions of this Agreement. Borrower further acknowledges and agrees that the indebtedness evidenced by the Loan Documents is due and owing by Borrower without any defense, offset or counterclaim, all of which are hereby specifically waived and released.

     4.   Forbearance Period.   (a) Aetna agrees that from June 2, 1997 through
the earlier to occur of (i) the occurrence of a Default (as defined below), or
(ii) June 30, 1997 (the "Forbearance Period"), Aetna shall not commence any litigation relating to the Loan Documents or otherwise exercise or pursue any right or remedy pursuant to the Loan Documents, at law or in equity relating to the subject matter of the Loan Documents, including, without limitation, the exercise of any rights with respect to funds held as tax other escrows.

     (b) Upon the occurrence of a Default or expiration of this Agreement by its terms, this Agreement shall automatically terminate without the requirement of notice to Borrower, and Aetna shall have the right upon one days notice to Borrower to immediately pursue all available rights and remedies, including, without limitation, the right to obtain and apply any funds held as tax or other escrows.

     (c)  A "Default" shall be deemed to have occurred under this Agreement if
(i) Borrower fails to timely observe and perform any of its duties and obligations under this Agreement, including, without limitation, its duties and obligations under Section 1 of this Agreement, or (ii) and "event of default" or "Event of Default" occurs under any of the Loan Documents (excluding Borrower's obligation to pay the Loan in full upon the scheduled maturity of the Loan Documents).

     (d) Borrower acknowledges and agrees that (i) interest calculated at the default rate set forth in the Loan Documents, late charges and Borrower's obligation to reimburse Aetna for collection costs, including, without limitation, attorneys' fees and expenses and fees and expenses of other professionals retained by Aetna in connection with the administration and collection of the indebtedness evidenced by the Loan Documents will begin to accrue on June 2, 1997, and (ii) said default interest, late charges and reimbursement obligations shall continue to accrue and, except as specifically provided below, shall be payable after the termination or expiration of the Forbearance Period.

     (e) Aetna agrees that provided payment in immediately available funds of the Payoff Amount (as defined below) is received by Aetna on or before the scheduled expiration of the Forbearance Period, Aetna shall waive collection of accrued late charges as reserved in the Loan Documents.

     As used herein, "Payoff Amount" means an amount equal to the sum of (i) the outstanding principal balance of the Loan Documents as of the date payment in immediately available funds is received by Aetna, plus (ii) all other sums reserved under and due and owing pursuant to the Loan Documents (other than late charges), less (iii) a per diem credit of $1,456.07 (representing prepaid per diem interest calculated at the default rate) for each day from the date the Payoff Amount is tendered to June 30, 1997. Upon payment of the Payoff Amount in compliance with the terms of this Agreement, Aetna shall cause all funds held as tax or other escrows to be released to Borrower.

     5.   No Waiver of Rights and Remedies.   Borrower acknowledges and agrees
that this Agreement, the execution hereof by Aetna and the acceptance of payments by Aetna after the maturity date of the Loan Documents, is not intended as and shall not be deemed to be a waiver of (i) Borrower's default under the Loan Documents, (ii) any rights or remedies available to Aetna under any of the Loan Documents, or (iii) any rights or remedies available to Aetna at law or in equity with respect to the subject matter of the Loan Documents.

     6.   Miscellaneous.   (a)   This Agreement and the Loan Documents
constitute the entire agreement among the parties hereto with respect to the transactions contemplated under this Agreement. Any modification of or amendment to this Agreement or further modification to any Loan Document shall be in writing and executed by each of the parties hereto.

     (b) This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed for all purposes to be an original, and all such counterparts shall together constitute but one and the same agreement. Borrower acknowledges and agrees that this Agreement shall not be deemed effective unless and until it is executed by Aetna.

     (c)  Time is of the essence in this Agreement.


                     Remainder of Page Intentionally Blank

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal as of the date and year set forth above.


                         COURTYARDS OF KENDALL LIMITED PARTNERSHIP, an Illinois limited partnership

                         By:  Balcor Partners-XV, an Illinois general
                              partnership and the general partner of
                              Courtyards of Kendall Limited Partnership

                              By:  RGF-Balcor Associates-II, an Illinois
                                   general partnership and a general partner of
                                   Balcor Partners-XV

                                   By:  The Balcor Company, a Delaware
                                        corporation and a general partner of
                                        RGF-Balcor Associates-II


                         By:   /s/ Terri Thompson
                              ---------------------------------
                         Its:      Authorized Representative


                              AETNA LIFE INSURANCE COMPANY

                              By:   /s/ Michael W. Nichols
                                   -------------------------------
                              Its:      Managing Director

STATE OF  Illinois

COUNTY OF Lake

     This 3 day of June 1997, personally came before me Terri Thompson, as Auth. Rep of The Balcor Company, a Delaware corporation in its capacity as general partner of RGF-Balcor Associates II, in its capacity as general partner of Balcor Partners-XV, in its capacity as general partner of Courtyards of Kendall Limited Partnership, an Illinois limited partnership, who being duly sworn, says that the foregoing instrument was signed and sealed by him/her on behalf of said limited partnership.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 3 day of June, 1997.

                               /s/ Nancy A. Krieger
                              -------------------------------
                              Notary Public
                              My Commission Expires 7/01/00


STATE OF CONNECTICUT

COUNTY OF HARTFORD

     This 4th day of June, 1997, personally came before me Michael W. Nichols as Managing Director of Aetna Life Insurance Company, a Connecticut corporation, who being duly sworn, says that the foregoing instrument was signed and sealed by him on behalf of said corporation as said Managing Director of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 4th day of June, 1997.

                               /s/ Eileen M. Dautrich
                              -------------------------------
                              Notary Public
                              My Commission Expires:

                              EILEEN M. DAUTRICH
                              NOTARY PUBLIC WITHIN AND FOR
                              THE STATE OF CONNECTICUT

                              MY COMM. EXPIRES  FEBRUARY 28, 2002
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